Exhibit 99.1
TIME WARNER CABLE TO ACQUIRE INSIGHT COMMUNICATIONS
NEW YORK, NY, August 15, 2011 — Time Warner Cable Inc. (NYSE: TWC) and Insight Communications Company, Inc. today announced they have entered into a definitive merger agreement under which Time Warner Cable will acquire Insight for $3 billion in cash. Insight serves more than 750,000 customers in Indiana, Kentucky and Ohio.
“We believe in our business and its long-term prospects and have long thought that Insight’s well-run, technologically advanced systems would fit well with our Midwest operations. With the deal announced today, we are able to acquire those systems at an attractive price that is consistent with both our disciplined approach to M&A and our capital allocation strategy,” said Glenn Britt, Chairman and CEO of Time Warner Cable. “We look forward to serving these customers, welcoming Insight employees to the Time Warner Cable team and building on Insight’s successes.”
“For more than 25 years, Insight has provided our customers with unparalleled service and an unwavering commitment to excellence,” said Michael Willner, co-founder, Vice Chairman and CEO of Insight Communications. “We are extremely proud of the investment we’ve made to transform our cable systems into one of the leading telecommunications platforms in the nation. Given their industry-leading position and depth of resources, we expect that Time Warner Cable will continue building on the advancements our tremendous employees have made while providing outstanding service to our customers. The communities we serve could not be in better hands than with Time Warner Cable which already operates in this region and is widely regarded as one of the most respected technology companies in the world.”
“Taking into account Insight’s recent performance, $300 million in NOL value, the anticipated net cost synergies and lower capital intensity, this acquisition presents an attractive opportunity to enhance TWC shareholder value. With these benefits, the purchase price multiple is favorable to current TWC and peer average trading multiples,” said Irene Esteves, CFO of Time Warner Cable. “We will continue to return excess capital to shareholders consistent with our target leverage ratio of 3.25x, including the impact of this acquisition on our existing and expected leverage.”
Insight, serving approximately 537,000 high-speed data subscribers, 679,000 video subscribers and 297,000 voice subscribers, has invested in substantial infrastructure improvements. These system improvements include digital conversions and DOCSIS 3.0 deployment.

Time Warner Cable believes that, after incurring onetime costs and capital expenditures, it will create annual cost efficiencies of approximately $100 million through programming expense savings and other cost reductions. The company expects to realize the bulk of the savings within two years of closing. Furthermore, with Insight’s digital conversion and DOCSIS 3.0 rollout behind it, Time Warner Cable expects Insight will have lower capital requirements of 10%-12% of revenues upon completion of the acquisition.
Insight is currently owned by The Carlyle Group, Crestview Partners, MidOcean Partners, members of Insight management and others. Carlyle and Insight management took the company private in December 2005, and Crestview and MidOcean purchased a significant stake in the company in April 2010.
This transaction is subject to expiration or early termination of the Hart-Scott-Rodino antitrust waiting period, receipt of FCC and franchise approvals, and other customary closing conditions. Time Warner Cable and Insight will work together to provide a smooth transition for both customers and employees.
BofA Merrill Lynch and UBS Investment Bank acted as financial advisors and Dow Lohnes PLLC acted as legal advisor to Insight on this transaction. Citigroup Global Markets Inc. acted as exclusive financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Edwards Angell Palmer and Dodge LLP acted as legal advisors to Time Warner Cable on this transaction.
About Time Warner Cable
Time Warner Cable Inc. (NYSE: TWC) is among the largest providers of video, high-speed data and voice services in the United States, connecting more than 14 million customers to entertainment, information and each other. Time Warner Cable Business Class offers data, video, and voice services to businesses of all sizes, cell tower backhaul services to wireless carriers and, through its NaviSite subsidiary, enterprise-class hosting, managed application, messaging and cloud services. Time Warner Cable Media, the advertising arm of Time Warner Cable, offers national, regional and local companies innovative advertising solutions. More information about the services of Time Warner Cable is available at www.timewarnercable.com, www.twcbc.com, www.navisite.com, and www.twcmedia.com.
About Insight Communications
Insight Communications is the ninth largest cable operator in the United States with approximately 759,400 customer relationships in the three contiguous states of Kentucky, Indiana and Ohio. Insight offers bundled, state-of-the-art video, high-speed Internet and voice telephony services to residential and business customers and delivers cn|2, a new kind of news and information network, to all of its Kentucky and Indiana customers.

About The Carlyle Group
The Carlyle Group is a global alternative asset manager with approximately $153 billion of assets under management across 89 funds and 49 fund of fund vehicles. Carlyle invests across four segments — Corporate Private Equity, Real Assets, Global Market Strategies and Fund of Funds Solutions — in Africa, Asia, Australia, Europe, the Middle East, North America and South America focusing on aerospace, defense, & government services, consumer & retail, energy, financial services, healthcare, industrial, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,100 people in 35 offices across six continents. Web: www.carlyle.com; Case Studies: www.carlylegroupcreatesvalue.com; Video: www.youtube.com/OneCarlyle.
About Crestview Partners
Founded in 2004, Crestview Partners is a value-oriented private equity firm based in New York with approximately $4 billion of capital under management. The firm focuses on the media, financial services, healthcare and energy sectors. Crestview is led by a group of former partners and leaders in the private equity and media business and former senior management of Goldman Sachs and Morgan Stanley. For more information, visit www.crestview.com.
About MidOcean Partners
MidOcean Partners is a premier private equity firm headquartered in New York focused on the middle market. MidOcean is committed to investing in high quality companies with stable market positions and multiple opportunities for growth. Targeted sectors include media and communications, consumer, business and financial services and industrial services. MidOcean utilizes a broad foundation of expertise in its focus industries to create value for its investors and partners. For more information, visit www.midoceanpartners.com.
Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the anticipated timing to close this transaction and expected synergies and are based on current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Insight and Time Warner Cable Inc. More detailed information about these factors may be found in postings in the “Investor Relations” section of Insight’s website and in filings by Time Warner Cable Inc. with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Neither Insight nor Time Warner Cable is under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
Contacts:

Time Warner Cable

Corporate Communications	Investor Relations

Alex Dudley(212) 364-8229	Tom Robey (212) 364-8218

Justin Venech (212) 364-8242	Laraine Mancini (212) 364-8202
Insight
Jason Keller (502) 867-2207; (502) 410-7463